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                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: July 1995
Distribution Date: August 15, 1995



                                                                       Number of
                                                       Dollar Amount   Contracts
                                                       -------------   ---------

Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      24,157,001.77
  Prepayments in Full                                  14,872,020.95
  Warranty and Administrative Repurchases                  12,854.03
  Liquid. Proceeds, Recov. & Released Payaheads               417.40
                                                  ------------------
    Available Principal Amount                  $      39,042,294.15
  Realized Losses                                           2,818.86
                                                  ------------------
  Monthly Principal Distributable Amount        $      39,045,113.01


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $       9,877,170.66


Servicing Fee
-------------
  Class A Servicing Fee                         $         919,424.26
  Class B Servicing Fee                                    63,917.19
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         983,341.45
  Available Subordination Amount                        4,307,764.12
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                         0.00
  Available Int. Amount for Certificateholders          8,893,829.21


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       5,424,603.12
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             8,315,730.31
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount                7,776,990.21
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,891,127.19


  Interest Distribution to Class A              $       5,424,603.12


  Class A Principal Distributable Amount        $      36,507,180.66
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      36,504,545.03
                                                  ------------------
  Class A Principal Draw Amount                 $           2,635.63
    Less: Available Subordination Amount                7,776,990.21
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      36,507,180.66



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Class B
-------
  Class B Interest Distributable Amount         $       3,469,226.09
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,469,226.09
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       3,469,226.09


  Class B Principal Distributable Amount        $       2,537,932.35
    Plus: Class B Prin. Carryover Shortfall                     0.00
    Less: Class B Available Principal Amount            2,537,749.12
    Plus: Class B Principal Draws                           2,635.63
                                                  ------------------
  Class B Principal Shortfall Amount            $           2,818.86


  Principal Distributions to Class B            $       2,535,113.49


Principal Balances
------------------
  Class A Beginning Principal Balance           $   1,103,309,109.62
  Less: Reductions to Class A Prin. Balance            36,507,180.66
                                                  ------------------
  Class A Ending Principal Balance              $   1,066,801,928.96


  Class B Beginning Principal Balance           $      76,700,633.29
  Less: Reductions to Class B Prin. Balance             2,537,932.35
                                                  ------------------
  Class B Ending Principal Balance              $      74,162,700.94


  Beginning Pool Principal Balance              $   1,180,009,742.91   101,630
  Less: Reductions in Pool Prin. Balance               39,045,113.01
                                                  ------------------
  Ending Pool Principal Balance                 $   1,140,964,629.90   100,227

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.9669112
  Bal. divided by Init. Class A Prin. Balance
  to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,850,074.00
      and
   B. Balance on Previous Payment Date          $       1,770,015.00
      Plus: Interest Distrib. to Class B                3,469,226.09
      Plus: Principal Distrib. to Class B               2,535,113.49
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $       7,774,354.57

  Remaining Subordinated Spread Account         $       7,774,354.57
  (lesser of A or B)

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Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.002%
  Average Delinquent & Repo Inventory Contracts/              0.018%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       4,209,490.03
  Plus: Net Change in Advances                            689,047.42
                                                  ------------------
  Advances at End of the Month                  $       4,898,537.45


Payaheads
---------
  Payaheads at Beginning of the Month           $       5,808,945.07
  Plus: Net Change in Payaheads                           740,510.55
                                                  ------------------
  Payaheads at End of the Month                 $       6,549,455.62


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      10,050,718.42       891
  61 - 90 Days                                             15,214.32         1
  91 - 120 Days                                                 0.00         0
  Over 120 Days                                                 0.00         0
                                                  ------------------   -------
                                                $      10,065,932.74       892

Repo Inventory                                                              18


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